Exhibit 99.1

General Moly, Inc. – NYSE MKT and TSX: GMO

General Moly Receives Opinion from 9th Circuit Court of Appeals on Mt. Hope Record of Decision Challenge

LAKEWOOD, COLORADO – [DATE]-- General Moly, Inc. (the "Company" or “General Moly”) (NYSE MKT and TSX: GMO), a U.S.-based molybdenum mineral development, exploration, and mining company, announced that on December 28, 2016, the U.S. Court of Appeals for the Ninth Circuit (“9th Circuit”) issued its Opinion concerning a challenge to the Bureau of Land Management’s (“BLM”) issuance of its Record of Decision (“ROD”) approving the Plan of Operations authorizing the  construction and operation of the Mt. Hope project.   The ROD was granted in November, 2012 and was challenged in the U.S. District Court for the District of Nevada by two western U.S. based NGOs (“non-governmental organization”).  The U.S. District Court upheld the ROD in August, 2014.  The NGO’s appealed the U.S. District Court’s Order to the 9th Circuit in September, 2014.  In its Opinion, the 9th Circuit rejected many of the arguments raised by the NGO’s challenging the Environmental Impact Statement (“EIS”) completed for the Mt. Hope Project, but issued a narrow reversal of the BLM’s findings related to air quality analysis.  Because of this technical deficiency, the Court vacated the ROD, and is requiring the BLM to conduct additional evaluation of air quality impacts and resulting cumulative impact analysis under the National Environmental Policy Act (“NEPA”).

Bruce D. Hansen, Chief Executive Officer, said, “We are pleased that the majority of the Mt. Hope EIS completed by the BLM was supported by the 9th Circuit’s decision, and we will work with the BLM to resolve the technical deficiencies concerning the baseline air quality requirements under NEPA.  We are evaluating with our legal team and communicating with the BLM to fully understand the process and timing associated with addressing these issues raised by the 9th Circuit, and will move forward as expeditiously as possible to support the ROD.   In addition to advancing the Mt. Hope project, we are continuing to progress efforts with our strategic partners at AMER International Group and others as we review other value accretive base metals and molybdenum related opportunities.”

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About General Moly

General Moly is a U.S.-based molybdenum mineral development, exploration and mining company listed on the NYSE MKT and the Toronto Stock Exchange under the symbol GMO. The Company’s primary asset, an 80% interest in the Mt. Hope Project located in central Nevada, is considered one of the world’s largest and highest grade molybdenum deposits. Combined with the Company’s wholly-owned Liberty Project,  a molybdenum and copper property also located in central Nevada, General Moly’s goal is to become the largest pure play primary molybdenum producer in the world.

Contact:

Scott Roswell

(303) 928-8591

info@generalmoly.com

Website: www.generalmoly.com

Forward-Looking Statements

Statements herein that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act, as amended and Section 21E of the Securities Exchange Act of 1934, as amended and are intended to be covered by the safe harbor created by such sections.  Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected, or implied by the Company.  These risks and uncertainties include, but are not limited to, metals price and production volatility, global economic conditions, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, exploration risks and results, political, operational and project development risks, including the Company’s ability to obtain a re-grant of its water permits and to maintain required federal and state permits to continue construction, commence production and its ability to raise required project financing, as well as adverse governmental regulation and judicial outcomes such as the recent review and decision concerning the Record of Decision and estimates related to cost of production, capital, operating and exploration expenditures.  For a detailed discussion of risks and other factors that may impact these forward looking statements, please refer to the Risk Factors and other discussion contained in the Company’s quarterly and annual periodic reports on Forms 10-Q and 10-K, on file with the SEC.  The Company undertakes no obligation to update forward-looking statements.